Exhibit (g)(1)(z)

MAINSTAY GROUP OF FUNDS

November 21, 2019

State Street Bank and Trust Company

1 Iron Street

Boston, MA 02210

Attention: MainStay Group of Funds Client Manager

Re: Amended and Restated Master Custodian Agreement (the “Agreement”)

Ladies and Gentlemen:

Please be advised of the following change to the MainStay Group of Funds. This change is reflected in the attached revised Appendix A to the Agreement.

Type of change	Fund name	New Fund name	Date of change
Name Change	MainStay Indexed Bond Fund	MainStay Short Term Bond Fund	December 5, 2019

Please indicate your acceptance of the foregoing by executing two copies of this letter agreement, returning one to the MainStay Funds and retaining one for your records.

Sincerely,

MAINSTAY FUNDS Trust

By:	/s/ Kirk C. Lehneis
Name:	Kirk C. Lehneis
Title:	President, Duly Authorized

Agreed and Accepted:

STATE STREET BANK AND TRUST COMPANY

By:	/s/ Andrew Erickson
Name:	Andrew Erickson
Title:	Executive Vice President, Duly Authorized

Effective Date: December 5, 2019

Appendix A

to the

Amended and Restated Master Custodian Agreement

(as of December 5, 2019, unless otherwise noted)

Fund / Portfolio

MainStay MacKay DefinedTerm Municipal Opportunities Fund

The MainStay Funds

 MainStay Candriam Emerging Markets Debt Fund

 MainStay Income Builder Fund

 MainStay Large Cap Growth Fund

 MainStay MacKay Common Stock Fund

 MainStay MacKay Convertible Fund

 MainStay MacKay High Yield Corporate Bond Fund

 MainStay MacKay Infrastructure Bond Fund

 MainStay MacKay International Equity Fund

 MainStay MacKay Tax Free Bond Fund

 MainStay MacKay Unconstrained Bond Fund

 MainStay MAP Equity Fund

 MainStay Money Market Fund

MainStay VP Funds Trust

 MainStay VP Balanced Portfolio

 MainStay VP Bond Portfolio

 MainStay VP Conservative Allocation Portfolio

 MainStay VP Cushing Renaissance Advantage Portfolio

 MainStay VP Eagle Small Cap Growth Portfolio

 MainStay VP Emerging Markets Equity Portfolio

 MainStay VP Epoch U.S. Equity Yield Portfolio

 MainStay VP Fidelity Institutional AM® Utilities Portfolio

 MainStay VP Floating Rate Portfolio

 MainStay VP Growth Allocation Portfolio

 MainStay VP Income Builder Portfolio

 MainStay VP Indexed Bond Portfolio

 MainStay VP IQ Hedge Multi-Strategy Portfolio

 MainStay VP Janus Henderson Balanced Portfolio

 MainStay VP Large Cap Growth Portfolio

 MainStay VP MacKay Common Stock Portfolio

 MainStay VP MacKay Convertible Portfolio

 MainStay VP MacKay Government Portfolio

 MainStay VP MacKay Growth Portfolio

 MainStay VP MacKay High Yield Corporate Bond Portfolio

 MainStay VP MacKay International Equity Portfolio

 MainStay VP MacKay Mid Cap Core Portfolio

 MainStay VP MacKay S&P 500 Index Portfolio

 MainStay VP MacKay Small Cap Core Portfolio

 MainStay VP MacKay Unconstrained Bond Portfolio

 MainStay VP Mellon Natural Resources Portfolio

 MainStay VP Moderate Allocation Portfolio

Fund / Portfolio

MainStay VP Moderate Growth Allocation Portfolio MainStay VP PIMCO Real Return Portfolio MainStay VP T. Rowe Price Equity Income Portfolio MainStay VP U.S. Government Money Market Portfolio
MainStay Funds Trust

 MainStay Balanced Fund

 MainStay Candriam Emerging Markets Equity Fund

 MainStay Conservative Allocation Fund

 MainStay Epoch Capital Growth Fund

 MainStay Epoch Global Equity Yield Fund

 MainStay Epoch International Choice Fund

 MainStay Epoch U.S. All Cap Fund

 MainStay Epoch U.S. Equity Yield Fund

 MainStay Floating Rate Fund

 MainStay Growth Allocation Fund

 MainStay MacKay California Tax Free Opportunities Fund

 MainStay MacKay Emerging Markets Equity Fund

 MainStay MacKay Growth Fund

 MainStay MacKay High Yield Municipal Bond Fund

 MainStay MacKay International Opportunities Fund

 MainStay MacKay New York Tax Free Opportunities Fund

 MainStay MacKay S&P 500 Index Fund

 MainStay MacKay Short Duration High Yield Fund

 MainStay MacKay Short Term Municipal Fund

 MainStay MacKay Small Cap Core Fund

 MainStay MacKay Total Return Bond Fund

 MainStay MacKay U.S. Equity Opportunities Fund

 MainStay Moderate Allocation Fund

 MainStay Moderate Growth Allocation Fund

 MainStay Short Term Bond Fund

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